UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 10, 2009, Lear Corporation and certain of its United States and Canadian subsidiaries (collectively, the “Debtors”) filed a motion with the United States Bankruptcy Court for the Southern District of New York (the “Court”) to approve a key management incentive plan (the “KMIP”). The KMIP is structured to incentivize certain employees to, among other things, consummate the proposed joint plan of reorganization (as it may be modified, the “Plan”) under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) filed with the Court on August 14, 2009. The Court approved the KMIP on August 28, 2009.
The KMIP provides for incentives for certain senior executives, including Robert E. Rossiter - Chairman, Chief Executive Officer and President, Matthew J. Simoncini — Senior Vice President and Chief Financial Officer, Raymond E. Scott — Senior Vice President and President, Global Electrical and Electronic Systems, and Louis R. Salvatore — Senior Vice President and President, Global Seating Systems. Awards under the KMIP may be earned based on achievement of (a) certain Chapter 11 milestones within an established timeframe (75% of total award opportunity) (the “Milestone Awards”) and (b) certain financial performance targets (25% of total award opportunity) (the “Financial Performance Awards”). Payment of any earned Milestone Awards and Financial Performance Awards will occur upon the effective date of a qualified plan of reorganization (the “Effective Date”); provided, that the payment of any such amounts to Mr. Rossiter will occur 50% upon the Effective Date and 50% one year after the Effective Date. The total target opportunities for such senior executives under the KMIP, as a percentage of base salary, are as follows: Mr. Rossiter - 500%; Mr. Simoncini — 270%; Mr. Scott — 270%; and Mr. Salvatore — 270%.
Under the Milestone Awards, 15% of the award opportunity is earned if an order confirming the Plan is obtained within 270 days of the filing of the Chapter 11 petitions (April 3, 2010), and 60% of the award opportunity is earned if the Effective Date occurs within 300 days of the filing of the Chapter 11 petitions (May 3, 2010). If the Plan as filed with the Court on August 14, 2009 is modified in a manner that so materially affects the equities that any Milestone Awards based upon the modified Plan would be unreasonable or inappropriate, any such party may move to rescind the Milestone Awards.
Under the Financial Performance Awards, up to 25% of the total award opportunity is earned upon achievement of quarterly adjusted operating earnings targets (6.25% per quarter) beginning with the 3rd quarter of 2009 and prorated for any quarter in which the Effective Date occurs. Financial Performance Awards may not be earned for any period after the Effective Date. Payouts based on the adjusted operating earnings targets can range from 50% of the target up to 140% of the target for the particular quarter based on actual results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: September 1, 2009	By:	/s/ Terrence B. Larkin
	Name:	Terrence B. Larkin
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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